UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2026

CareTrust REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24901 Dana Point Harbor Dr, Suite A200, Dana Point, CA,	92629
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 542-3130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CTRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec. 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec. 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:  ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 11, 2026, CareTrust REIT, Inc. (the “Company”) entered into separate forward sale agreements (the “Initial Forward Sale Agreements”) with each of Bank of America, N.A. and Morgan Stanley & Co. LLC (the “Forward Purchasers”), relating to an aggregate of 17,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). On November 12, 2026, the Company entered into separate forward sale agreements (the “Additional Forward Sale Agreements” and, collectively with the Initial Forward Sale Agreements, the “Forward Sale Agreements”) with each of the Forward Purchasers, relating to an aggregate of 2,550,000 shares of Common Stock.

In connection with the Forward Sale Agreements, the Company and its operating partnership CTR Partnership, L.P. (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc. and Morgan Stanley & Co. LLC, on behalf of themselves and as representatives of the underwriters named in Schedule I thereto (collectively, the “Underwriters”), the Forward Purchasers and BofA Securities, Inc. and Morgan Stanley & Co. LLC, acting in their capacity as forward sellers (the “Forward Sellers”), pursuant to which the Underwriters agreed to purchase from the Forward Purchasers (or their respective affiliates) or from the Company an aggregate of 17,000,000 shares of Common Stock. In addition, the Underwriters were granted a 30-day option to purchase from time to time up to an additional 2,550,000 shares of Common Stock upon the same terms. On November 12, 2026, the Underwriters exercised in full their option to purchase the additional 2,550,000 shares of Common Stock pursuant to the Underwriting Agreement.

In connection with the Initial Forward Sale Agreements and the Additional Forward Sale Agreements, on November 13, 2026, the Forward Purchasers (or their respective affiliates) borrowed and sold to the Underwriters an aggregate of 17,000,000 shares and 2,550,000 shares, respectively, of Common Stock. The Company intends (subject to the Company’s right to elect cash or net share settlement, subject to certain conditions) to deliver, upon physical settlement of the Forward Sale Agreements on one or more dates specified by the Company occurring no later than November 12, 2027, the number of shares of Common Stock underlying the Forward Sale Agreements in exchange for a cash payment per share equal to the forward sale price, which will be the public offering price less the underwriting discounts and commissions and subject to certain adjustments as provided in the Forward Sale Agreements. Although the Company expects to settle the Forward Sale Agreements entirely by the physical delivery of shares of Common Stock for cash proceeds, the Company may also elect to cash or net share settle all or a portion of its obligations under the Forward Sale Agreements, in which case it may receive, or it may owe, cash or shares of Common Stock from or to the Forward Purchasers. The forward sale price will initially be $36.00 per share. The Forward Sale Agreements provide that the initial forward sale price will be subject to certain adjustments on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be decreased by the amount per share specified in the Forward Sale Agreements on each of certain dates specified in the Forward Sale Agreements.

In certain circumstances, each Forward Purchaser will have the right to accelerate its Forward Sale Agreement (with respect to all or any portion of the transaction under such Forward Sale Agreement that such Forward Purchaser determines is affected by such event) and require the Company to physically settle on a date specified by such Forward Purchaser. These circumstances include: (i) such Forward Purchaser (or its affiliate) being unable to hedge its exposure under such Forward Sale Agreement in a commercially reasonable manner because insufficient shares of Common Stock are made available for borrowing by securities lenders, or would incur a stock borrow cost in excess of 200 basis points per annum; (ii) the Company declares any cash dividend that exceeds the amount specified in such Forward Sale Agreement, any extraordinary dividend, or certain other distributions; (iii) an ownership event occurs such that such Forward Purchaser’s ownership of Common Stock exceeds certain specified thresholds; (iv) an event is announced that, if consummated, would result in a merger event, tender offer, nationalization, insolvency or delisting, or a hedging disruption or change in law occurs; or (v) certain other events of default or termination events occur under such Forward Sale Agreement.

Each Forward Purchaser’s decision to exercise its right to accelerate its Forward Sale Agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require the Company to settle such Forward Sale Agreement may be made irrespective of the Company’s interests, including the Company’s need for capital. In such cases, the Company could be required to issue and deliver shares of Common Stock under the terms of the physical settlement provisions of the applicable Forward Sale Agreement irrespective of its capital needs, which would result in dilution to the Company’s earnings per share and may adversely affect the market price of the Common Stock. In addition, upon certain bankruptcy or insolvency filings related to the Company, each Forward Sale Agreement will automatically terminate without further liability of either party to such agreement, subject to certain exceptions. Following any such termination, the Company would not issue any shares of Common Stock or receive any proceeds pursuant to such Forward Sale Agreement.

The foregoing description of the Forward Sale Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each Forward Sale Agreement, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto, and are incorporated herein by reference.

Item 8.01 Other Events

On November 11, 2026, the Company and the Partnership entered into the Underwriting Agreement with the Underwriters, the Forward Purchasers and the Forward Sellers, relating to the registered public offering and sale of 17,000,000 shares of Common Stock (the “Offering”). In addition, the Underwriters were granted a 30-day option to purchase from time to time up to an additional 2,550,000 shares of Common Stock upon the same terms. On November 12, 2026, the Underwriters exercised in full their option to purchase the additional 2,550,000 shares of Common Stock pursuant to the Underwriting Agreement. On the terms and subject to the conditions set forth in the Underwriting Agreement, the Forward Purchasers (or their respective affiliates) borrowed an aggregate of 19,550,000 shares of Common Stock from third parties and sold them to the Underwriters on November 13, 2026.

The Offering was made pursuant to the Company’s effective automatic shelf registration statement (including prospectus) on Form S-3 (File No. 333-293536), filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 17, 2026 and the prospectus supplement, dated November 11, 2026, filed by the Company with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement which is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

The Company is also filing, as Exhibit 5.1 to this Current Report on Form 8-K, an opinion of DLA Piper LLP (US) regarding certain matters of Maryland law, including the validity of the shares of Common Stock offered and sold in the Offering.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1
Underwriting Agreement, dated November 11, 2026, by and among CareTrust REIT, Inc., CTR Partnership, L.P., BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives of the several Underwriters and as Forward Sellers, and Bank of America, N.A. and Morgan Stanley & Co. LLC, as Forward Purchasers.

5.1	Opinion of DLA Piper LLP (US).
10.1	Forward Confirmation, dated November 11, 2026, between CareTrust REIT, Inc. and Morgan Stanley & Co. LLC.
10.2	Forward Confirmation, dated November 11, 2026, between CareTrust REIT, Inc. and Bank of America, N.A.
10.3	Forward Confirmation, dated November 12, 2026, between CareTrust REIT, Inc. and Morgan Stanley & Co. LLC.
10.4	Forward Confirmation, dated November 12, 2026, between CareTrust REIT, Inc. and Bank of America, N.A.
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARETRUST REIT, INC.

By:	/s/ Derek J. Bunker
Name:	Derek J. Bunker
Title:	Chief Financial Officer and Treasurer

Date: November 13, 2026